Exhibit 4.5

UNIT AGREEMENT

Between

LOUISIANA-PACIFIC CORPORATION

and

COMPUTERSHARE TRUST COMPANY, N.A.

as

Unit Agent

Dated as of March 10, 2009

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UNIT AGREEMENT (the “Agreement”), dated as of March 10, 2009, between LOUISIANA-PACIFIC CORPORATION, a Delaware corporation (together with any successors and assigns, the “Company”), and COMPUTERSHARE TRUST COMPANY, N.A., a banking corporation and trust company organized under the laws of the United States, as unit agent (with any successor unit agent, the “Unit Agent”).

A. Pursuant to a purchase agreement (the “Purchase Agreement”) dated March 3, 2009 among the Company, the Guarantors named therein, Banc of America Securities LLC, Goldman, Sachs & Co. and RBC Capital Markets Corporation, as representatives of the Initial Purchasers named in the Purchase Agreement, the Company has agreed to sell to the Initial Purchasers 375,000 units (the “Units”), each consisting of (i) $1,000 face amount at maturity of 13% Senior Secured Notes due 2017 (the “Notes”) of the Company and (ii) one warrant (collectively, the “Warrants”), each Warrant initially entitling the Holder (as defined herein) thereof to purchase 49.0559 shares of Common Stock (as defined herein) of the Company, on the terms and subject to the conditions set forth herein, at the Exercise Price (as defined in the Warrant Agreement).

B. The Notes and the Warrants will trade as Units until the earlier of (x) 180 days after the Issue Date of the Units and (y) such date as Banc of America Securities LLC shall determine in its sole discretion, after which the Warrants separate from the Notes and will become separately transferable.

C. The Company desires the Unit Agent as unit agent to assist the Company in connection with the issuance, exchange, cancellation and replacement of the Units, and in this Agreement wishes to set forth, among other things, the terms and conditions on which the Units may be issued, exchanged, canceled and replaced.

NOW, THEREFORE, in consideration of the premises and mutual agreements herein, the Company and the Unit Agent hereby agree as follows:

Defined terms used in this Agreement shall, unless the context otherwise requires, have the meanings specified below. Certain additional terms are set forth elsewhere in this Agreement. Any reference to any section of applicable law shall be deemed to include successor provisions thereto.

“Affiliate” has the meaning given to it in the Indenture.

“Agreement” has the meaning given to it in the preamble above.

“Board of Directors” means the board of directors of the Company or any duly authorized committee thereof.

“Business Day” means any day that is not a Saturday, Sunday or a day on which the New York Stock Exchange is authorized or required by law to be closed.

“Certificated Unit” means a definitive unit in registered form.

“Clearstream” means Clearstream Banking, Societe Anonyme, Luxembourg.

“Common Stock” means the Common Stock of the Company, par value $1.00 per share.

“Company” has the meaning given to it in the preamble above.

“Depositary” has the meaning given to it in Section 2.

“Direct Participant” means, with respect to the Depositary (as defined in Section 2), Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream).

“DTC” has the meaning given to it in Section 2.

“Euroclear” means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Global Units” has the meaning given to it in Section 2.

“Guarantor” has the meaning given to it in the Indenture.

“Holders” has the meaning given to it in Section 4.

“Indenture” means the indenture dated as of March 10, 2009 between the Company and the Trustee, relating to the Notes.

“Indirect Participant” means a person who holds a beneficial interest in a Global Unit (as defined in Section 2) through a Direct Participant.

“Initial Purchasers” means Banc of America Securities LLC, Goldman, Sachs & Co., and RBC Capital Markets Corporation.

“Institutional Accredited Investor” has the meaning given to it in Section 6.

“Issue Date” means March 10, 2009.

“Notes” has the meaning given to it in the preamble above.

“Officers’ Certificate” means a certificate signed by two officers of the Company, one of whom must be the principal executive officer, principal financial officer or principal accounting officer.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Private Placement Legend” has the meaning given to it in Section 6(h).

“Purchase Agreement” has the meaning given to it in the preamble above.

“QIB” has the meaning given to it in Section 6.

“Rule 144A” has the meaning given to it in Section 6.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Trustee” means The Bank of New York Mellon Trust Company, N.A., the trustee under the Indenture.

“Unit Agent” has the meaning given to it in the preamble above.

“Unit Certificates” has the meaning given to it in Section 2.

“Unitholders” has the meaning given to it in Section 4.

“Unit Register” has the meaning given to it in Section 4.

“Units” has the meaning given to it in the preamble above.

“Warrant Agreement” means the warrant agreement dated as of March 10, 2009 by and between the Company and Computershare Trust Company, N.A., as warrant agent.

“Warrants” has the meaning given to it in the preamble above.

SECTION 1. Appointment of Unit Agent. The Company hereby appoints the Unit Agent to act as agent for the Company in accordance with the instructions hereinafter set forth in this Agreement, and the Unit Agent hereby accepts such appointment.

SECTION 2. Unit Certificates. The certificates representing the Units (“Unit Certificates”) will initially be issued in the form of one or more registered global units (the “Global Units”) substantially in the form of Exhibit A attached hereto, which shall be deposited with the Unit Agent, as custodian for the Depositary (as defined below), and registered in the name of DTC (as defined below) or the nominee of DTC for credit to the accounts of DTC’s Direct and Indirect Participants. Any Global Units to be delivered pursuant to this Agreement shall bear the legend set forth in Exhibit B attached hereto. The Global Units shall represent such of the outstanding Units as shall be specified therein, and each Global Unit shall provide that it shall represent the aggregate amount of outstanding Units from time to time endorsed thereon and that the aggregate amount of outstanding Units represented thereby may from time to time be reduced or increased, as appropriate. Any endorsement of a Global Units to reflect the amount of any increase or decrease in the amount of outstanding Units represented thereby shall be made by the Unit Agent and the Depositary in accordance with instructions given by the Holder thereof. The Depository Trust Company (“DTC”) shall act as the “Depositary” with respect to the Global Units until a successor shall be appointed by the Company and the Unit Agent. Certificated Units will only be issued if (a) DTC notifies the Company that DTC is no longer willing or able to act as a depositary for the Global Units and the Company is unable to locate a qualified successor within 90 days, or (b) DTC notifies the Company that DTC has ceased to be a clearing agency registered under the Exchange Act.

SECTION 3. Execution of Unit Certificates. Unit Certificates shall be signed on behalf of the Company by its Chairman of the Board, President, Chief Executive Officer, a Vice President, Treasurer, an Assistant Treasurer or Chief Financial Officer and by a Vice President, its Secretary or an Assistant Secretary. Each such signature upon the Unit Certificates may be in the form of a facsimile signature of any such present or future officer and may be imprinted or otherwise reproduced on the Unit Certificates.

In case any officer of the Company who shall have signed any of the Unit Certificates shall cease to be such officer before the Unit Certificates so signed shall have been countersigned by the Unit Agent, or disposed of by the Company, such Unit Certificates nevertheless may be countersigned and delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Unit Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Unit Certificate, shall be a proper officer of the Company to sign such Unit Certificate, although at the date of the execution of this Unit Agreement any such person was not such officer.

Unit Certificates shall be dated the date of countersignature by the Unit Agent.

SECTION 4. Registration and Countersignature. The Units shall be numbered and shall be registered on the books of the Company maintained at the principal office of the Unit Agent in Canton, Massachusetts (the “Unit Register”) as they are issued.

Unit Certificates shall be, either manually or facsimile signature, countersigned by the Unit Agent and shall not be valid for any purpose unless so countersigned. The Unit Agent shall, upon written instructions of the Chairman of the Board, the President, Chief Executive Officer, a Vice President, the Treasurer, an Assistant Treasurer, Chief Financial Officer, Secretary or an Assistant Secretary of the Company, initially countersign and deliver Units and shall thereafter countersign and deliver Units as otherwise provided in this Agreement.

The Company and the Unit Agent may deem and treat the registered holders (the “Holders” or “Unitholders”) of the Unit Certificates as the absolute owners thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes, and neither the Company nor the Unit Agent shall be affected by any notice to the contrary.

SECTION 5. Transfer and Exchange of Units. The Unit Agent shall from time to time, subject to the limitations of Section 6, register the transfer of any outstanding Units upon the records to be maintained by it for that purpose, upon surrender thereof duly endorsed or accompanied (if so required by it) by a written instrument or instruments of transfer in form satisfactory to the Unit Agent, and bearing a medallion signature guarantee by a guarantor institution approved by the Securities Transfer Association, duly executed by the registered Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Any Holder desiring to exchange a Unit Certificate or Certificates shall make such request in writing delivered to the Unit Agent, and shall surrender, duly endorsed or accompanied (if so required by the Unit Agent) by a written instrument or instruments of transfer in form satisfactory to the Unit Agent, and bearing a medallion signature guarantee by a guarantor institution approved by the Securities Transfer Association, the Unit Certificate or Certificates to be so exchanged.

Upon registration of transfer, the Company shall execute and the Unit Agent shall countersign and deliver by certified mail a new Unit Certificate or Certificates to the persons entitled thereto. The Unit Certificates may be exchanged at the option of the Holder thereof, when surrendered at the office or agency of the Company maintained for such purpose, which initially will be the principal office of the Unit Agent in Canton, Massachusetts for another Unit Certificate, or other Unit Certificates of different denominations and of like tenor.

No service charge shall be made for any exchange or registration of transfer of Unit Certificates, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that is imposed in connection with any such exchange or registration of transfer.

SECTION 6. Registration of Transfers and Exchanges.

(a) Transfer and Exchange of Units. When Units are presented to the Unit Agent with a request meeting those requirements set forth in Section 5, when required, above:

(i) to register the transfer of the Unit; or

(ii) to exchange such Unit for an equal number of Units of other authorized denominations,

the Unit Agent shall register the transfer or make the exchange as requested if (and may refuse to register any transfer or exchange unless) the requirements under this Agreement as set forth in this Section 6 for such transactions are met; provided, however, that the Unit presented or surrendered for registration of transfer or exchange:

(x)	shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Company and the Unit Agent, duly executed by the Holder thereof or by his or her representative, duly authorized in writing, and affixed with a signature guarantee from a guarantor participating in a medallion signature guarantee program approved by the Securities Transfer Association; and

(y)	unless the Private Placement Legend has been removed from the certificate evidencing such Units, such Units shall be accompanied, in the sole discretion of the Company, by the following additional information and documents, as applicable, it being understood, however, that the Unit Agent need not determine which clause (A) through (F) below is applicable:

(A)	if such Unit is being delivered to the Unit Agent by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form of Exhibit C hereto); or

(B)	if such Unit is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act (“Rule 144A”)) (a “QIB”) in accordance with Rule 144A under the Securities Act, a certification to that effect (in substantially the form of Exhibit C hereto); or

(C)	if such Unit is being transferred to an institutional accredited investor within the meaning of subparagraph (a)(1), (a)(2), (a)(3) or (a)(7) of Rule 501 under the Securities Act (an “Institutional Accredited Investor”), delivery by the transferor of a certification to that effect (in substantially the form of Exhibit C hereto), and delivery of a Transferee Letter of Representation in connection with Transfers to Institutional Accredited Investors (in substantially the form of Exhibit D hereto) and an opinion of counsel and/or other information reasonably acceptable to the Company and the Unit Agent to the effect that such transfer is in compliance with the Securities Act; or

(D)	if such Unit is being transferred in reliance on Regulation S under the Securities Act, delivery by the transferor of a certification to that effect (in substantially the form of Exhibit C hereto), and a Transferee Letter of Representation in connection with Transfers pursuant to Regulation S in the form of Exhibit E hereto; or

(E)	if such Unit is being transferred in reliance on Rule 144 under the Securities Act, delivery by the transferor of (i) a certification from the transferor to that effect (in substantially the form of Exhibit C hereto), and (ii) an opinion of counsel reasonably satisfactory to the Company and the Unit Agent to the effect that such transfer is in compliance with the Securities Act; or

(F)	if such Unit is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from the transferee or transferor (in substantially the form of Exhibit C hereto), and an opinion of counsel from the transferee or transferor reasonably acceptable to the Company and the Unit Agent to the effect that such transfer is in compliance with the Securities Act.

(b) Exchange or Transfer of a Certificated Unit for a Beneficial Interest in a Global Unit. A Certificated Unit may not be exchanged (including in connection with any transfer of a Unit) by a Holder for a beneficial interest in a Global Unit except upon receipt by the Unit Agent of an opinion of counsel if the Unit is affixed with a restrictive legend and satisfaction of the requirements set forth below. Upon receipt by the Unit Agent of a Certificated Unit, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Unit Agent, together with:

(i) unless the Private Placement Legend has been removed from the certificate evidencing the Units, certification from such Holder (in substantially the form of Exhibit C hereto) that such Holder is a QIB or that such Certificated Unit is being transferred to a QIB in accordance with Rule 144A under the Securities Act; and

(ii) written instructions directing the Unit Agent to make, or to direct the Depositary to make, an endorsement on the Global Unit to reflect an increase in the aggregate amount of the Units represented by the Global Unit, then the Unit Agent shall cancel such Certificated Unit and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Unit Agent the number of Units represented by the Global Unit to be increased accordingly. If no Global Unit is then outstanding, the Company shall issue and the Unit Agent shall upon written instructions from the Company authenticate a new Global Unit in the appropriate amount.

(c) Transfer or Exchange of Beneficial Interests in Global Units. The transfer or exchange of beneficial interests in Global Units shall be effected through the Depositary, in accordance with this Section 6, the Private Placement Legend, the other provisions of this Agreement (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

(d) Transfer or Exchange of a Beneficial Interest in a Global Unit for a Certificated Unit.

(i) Subject in all cases to the provisions of Section 2, any Person having a beneficial interest in a Global Unit may exchange (including any exchange in connection with any transfer of a Unit) such beneficial interest for a Certificated Unit upon receipt by the Unit Agent of written instructions or such other form of instructions as is customary for the Depositary from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Unit, including a written order containing registration instructions, an opinion of counsel if the certificate evidencing such Global Units is affixed with a restrictive legend, and, unless the Private Placement Legend has been removed from the certificate evidencing such Global Units, the following additional information and documents:

(A)	if such beneficial interest is being exchanged by the Person designated by the Depositary as being the beneficial owner, a certification from such Person to that effect (in substantially the form of Exhibit C); or

(B)	if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certification from the transferor to that effect (in substantially the form of Exhibit C); or

(C)	if such beneficial interest is being transferred to an Institutional Accredited Investor, delivery by the transferor of a certification to that effect (in substantially the form of Exhibit C hereto), and delivery of a Transferee Letter of Representation in connection with Transfers to Institutional Accredited Investors to that effect (in substantially the form of Exhibit D) and an opinion of counsel and/or other information reasonably acceptable to the Company and the Unit Agent to the effect that such transfer is in compliance with the Securities Act; or

(D)	if such beneficial interest is being transferred in reliance on Regulation S under the Securities Act, delivery of (i) a certification to that effect (in substantially the form of Exhibit C hereto) and (ii) a Transferee Letter of Representation in connection with Transfers pursuant to Regulation S in the form of Exhibit E hereto; or

(E)	if such beneficial interest is being transferred in reliance on Rule 144 under the Securities Act, delivery by the transferor of (i) a certification to that effect (in substantially the form of Exhibit C hereto) and (ii) an opinion of counsel reasonably satisfactory to the Company and the Unit Agent to the effect that such transfer is in compliance with the Securities Act; or

(F)	if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from the transferee or transferor (in substantially the form of Exhibit C hereto) and an opinion of counsel and/or other information reasonably acceptable to the Company and the Unit Agent to the effect that such transfer is in compliance with the Securities Act (if such transfer is made specifically pursuant to Regulation S, the transferor must also deliver a Letter of Representation in connection with Transfers pursuant to Regulation S in substantially the form of Exhibit E hereto).

In connection with any such transfer or exchange, the Unit Agent will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Unit Agent, the aggregate amount of the Global Unit to be reduced accordingly and, following such reduction, the Company will execute and, upon receipt of a countersignature order in the form of an Officers’ Certificate, the Unit Agent will countersign and deliver to the transferee a Certificated Unit.

(ii) Certificated Units issued in exchange for or in connection with a transfer of a beneficial interest in a Global Unit pursuant to this Section 6 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its Direct or Indirect Participants or otherwise, shall instruct the Unit Agent in writing. The Unit Agent shall deliver such Certificated Units to the Persons in whose names such Units are so registered and adjust the Global Unit pursuant to paragraph (g) of this Section 6.

(e) Restrictions on Transfer or Exchange of Global Units. Notwithstanding any other provisions of this Agreement (other than the provisions set forth in subsection (f) of this Section 6), a Global Unit may not be transferred or exchanged as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(f) Countersignature of Certificated Units in Absence of Depositary. If at any time:

(i) the Depositary for the Global Units notifies the Company that the Depositary is no longer willing or able to act as a depositary for the Global Units and the Company is unable to locate a qualified successor within 90 days; or

(ii) the Depositary for the Global Units notifies the Company that it has ceased to be a clearing agency registered under the Securities Act of 1934, as amended,

then the Company will execute, and the Unit Agent will, upon receipt of an Officers’ Certificate requesting the countersignature and delivery of Certificated Units, countersign and deliver, Certificated Units in an aggregate number equal to the aggregate number of Units represented by the Global Unit in exchange for such Global Unit.

(g) Cancellation or Adjustment of a Global Unit. At such time as all beneficial interests in a Global Unit have either been exchanged for Certificated Units, redeemed, repurchased or canceled, such Global Unit shall be returned to the Company or, upon written order to the Unit Agent in the form of an Officers’ Certificate from the Company, retained and canceled by the Unit Agent. At any time prior to such cancellation, if any beneficial interest in a Global Unit is exchanged for Certificated Units, redeemed, repurchased or canceled, the number of Units represented by such Global Units shall be reduced accordingly and an endorsement shall be made on such Global Unit by the Unit Agent to reflect such reduction.

(h) Legends.

(i) Private Placement Legend. Except as provided below, each Unit Certificate evidencing the Units (and all Units issued in exchange therefor or substitution thereof) shall bear a legend substantially to the effect set forth in Exhibit A (the “Private Placement Legend”). Upon any sale or transfer of a Unit pursuant to Rule 144 under the Securities Act in accordance with this Section 6 or under an effective registration statement under the Securities Act, the Unit Agent shall permit the Holder of a Unit to exchange such Unit for a Unit that does not bear the Private Placement Legend, provided that, in the case of a sale or transfer pursuant to Rule 144 under the Securities Act, an opinion of the Company or of counsel to the Company is tendered therewith indicating that there are no impediments to the removal of such Private Placement Legend under the applicable federal securities laws of the United States.

(i) Obligations with Respect to Transfers and Exchanges of Certificated Units and Global Units.

(i) To permit registrations of transfers and exchanges, the Company shall execute, at the Unit Agent’s request, and the Unit Agent shall authenticate Certificated Units and Global Units.

(ii) All Certificated Units and Global Units issued upon any registration, transfer or exchange of Certificated Units and Global Units shall be the valid obligations of the Company, entitled to the same benefits under this Agreement as the Certificated Units and Global Units surrendered upon the registration of transfer or exchange.

(iii) Prior to due presentment for registration of transfer of any Unit, the Unit Agent and the Company may deem and treat the Person in whose name any Unit is registered as the absolute owner of such Unit, and neither the Unit Agent nor the Company shall be affected by notice to the contrary.

SECTION 7. Rule 144A. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner (including any extensions permitted by Rule 12b-25 of the Exchange Act (or any successor rule or regulation)) in accordance with the requirements of the Securities Act and the Exchange Act and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder or beneficial owner of Units, make available such information necessary to permit sales pursuant to Rule 144A under the Securities Act.

SECTION 8. Mutilated or Missing Unit Certificates. In case any of the Unit Certificates shall be mutilated, lost, stolen or destroyed, the Company may at its discretion issue and the Unit Agent may countersign, in exchange and substitution for and upon cancellation of the mutilated Unit Certificate, or in lieu of and substitution for the Unit Certificate lost, stolen or destroyed, a new Unit Certificate of like tenor and representing an equivalent number of Units, but only upon receipt of evidence satisfactory to the Company and the Unit Agent of such loss, theft or destruction of such Unit Certificate and indemnity also satisfactory to them, which indemnity shall include a corporate bond of indemnity satisfactory in form and substance to the Company and the Unit Agent.

SECTION 9. Notices to the Company and Unit Agent. Any notice or demand authorized by this Agreement to be given or made by the Unit Agent or by any Holder to or on the Company shall be sufficiently given or made when received at the office of the Company expressly designated by the Company as its office for purposes of this Agreement (until the Unit Agent is otherwise notified in accordance with this Section 9 by the Company), as follows:

Louisiana-Pacific Corporation 414 Union St., Suite 2000 Nashville, TN 37219 Facsimile: (615) 986-5880 and (615) 435-1843 Attn: Treasurer and General Counsel	Copies to: Jones Day 2727 Harwood Dallas, TX 75201-1515 Facsimile: (214) 969-5100 Attn: Mark Betzen

Any notice pursuant to this Agreement to be given by the Company or by any Holder(s) to the Unit Agent shall be sufficiently given when received by the Unit Agent at the address appearing below (until the Company is otherwise notified in accordance with this Section by the Unit Agent).

Mailing Address: Computershare Trust Company, N.A. 250 Royall Street Canton, MA 20021 Attn: Reorganization Departments Facsimile: 781-575-2901	Delivery Address: Computershare Trust Company, N.A. 250 Royall Street Canton, MA 20021 Attn: Reorganization Departments Facsimile: 781-575-2901

Any notice or communication to a Holder shall be delivered by hand, dispatched overnight delivery service or mailed by first class mail (postage prepaid), to its address shown on the register kept by the Unit Agent, or transmitted to such Holder by any means of electronic communication to which such Holder may comment.

SECTION 10. Supplements and Amendments. (a) From time to time, the Company and the Unit Agent, without the consent of the Holders of the Units, may amend or supplement this Agreement, (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the Unit Agreement; (2) to add to the covenants of the Company for the benefit of the Holders of Units, or to surrender any right or power herein conferred upon the Company; (3) to provide for uncertificated Units in addition to or in place of the certificated Units; (4) to evidence and provide for the acceptance of the appointment under the Unit Agreement of a successor Unit Agent; (5) to provide for or confirm the issuance of Additional Units in accordance with the terms of the Unit Agreement; (6) to cure any ambiguity, defect, omission, mistake or inconsistencies or making any change that does not adversely affect, in any material respect, the legal rights of Holders of Units; (7) to make any other provisions with respect to matters or questions arising under the Unit Agreement, provided that such actions pursuant to this clause

(7) shall not adversely affect the interests of the Holders of Units, in any material respect, as determined in good faith by the Board of Directors; or (8) to conform the text of the Unit Agreement to any provision of the “Description of Units” in the Offering Memorandum dated March 3, 2009 to the extent that the Unit Agent has received an Officers’ Certificate stating that such text constitutes an unintended conflict with the description of the corresponding provision in such “Description of Units.” Except as otherwise provided in the first sentence of this paragraph (a) of this Section 10, any amendment or supplement to this Agreement that adversely affects in any material respect the legal rights of the Holder of the Units will require the written consent of the Holders of a majority of the then outstanding Units (excluding Units held by the Company or any of its Affiliates).

(b) After an amendment or modification under this Section 10 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing such amendment or modification. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment or modification.

In connection with any amendment or modification under this Section 10, the Company may offer, but shall not be obligated to offer, to any Holder who consents to such amendment or modification, consideration for such Holder’s consent, so long as such consideration is offered to all Holders.

(c) Executed or true and correct copies of any amendment or modification effected pursuant to the provisions of this Section 10 shall be delivered by the Company to each Holder of outstanding Units forthwith following the date on which the same shall have been executed and delivered by the Holder or Holders of the requisite percentage of outstanding Unit Shares (but only to the extent the Company has been provided with the addresses for the Holders).

SECTION 11. Concerning the Unit Agent. The Unit Agent undertakes the duties and obligations expressly imposed by this Agreement (and no implied duties) upon the following terms and conditions, by all of which the Company and the Holders, by their acceptance of Units, shall be bound:

(a) The Unit Agent assumes no responsibility for the correctness of any statement contained herein or in the Unit Certificate, except such as describe the Unit Agent or any action taken by it.

(b) The Unit Agent shall be protected and shall not be responsible for and shall incur no liability to the Company or any Holder for any failure of the Company to comply with the covenants contained in this Agreement or in the Units to be complied with by the Company.

(c) The Unit Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its employees) or by or through its attorneys or agents (which shall not include its employees) and shall not be responsible for the misconduct of any attorney or agent appointed by it without bad faith, gross negligence or willful misconduct.

(d) The Unit Agent may consult at any time with legal counsel satisfactory to it (who may be counsel for the Company or an employee of the Unit Agent), and the Unit Agent shall incur no liability or responsibility to the Company or to any Holder in respect of any action taken, suffered or omitted by it hereunder in accordance with the opinion or the advice of such counsel.

(e) Whenever in the performance of its duties under this Agreement the Unit Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless such evidence in respect thereof be herein specifically prescribed) may be deemed conclusively to be proved and established by a certificate signed by the Chairman of the Board, the President, one of the Vice Presidents, the Treasurer or the Secretary of the Company and delivered to the Unit Agent; and such certificate shall be full authorization to the Unit Agent for any action taken or suffered by it under the provisions of this Agreement in reliance upon such certificate.

(f) The Company agrees to pay the Unit Agent such compensation for all services rendered by the Unit Agent in the performance of its duties under this Agreement as may be separately agreed in writing, to reimburse the Unit Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Unit Agent in the performance of its duties under this Agreement (including, without limitation, reasonable fees and expenses of counsel), and to indemnify the Unit Agent and its agents, employees, directors, officers and affiliates and save it and them harmless against any and all liabilities, losses and expenses, including, without limitation, judgments, costs and counsel fees, for anything done or omitted by the Unit Agent in the acceptance and performance of its duties under this Agreement, except as a result of the Unit Agent’s bad faith, gross negligence or willful misconduct, including, without limitation, the costs and expenses of defending against any claim (whether asserted by the Company, a Holder or any other Person) of liability in the premises including reasonable attorneys’ fees and expenses. The provisions of this paragraph shall survive the resignation or removal of the Unit Agent and the termination of this Agreement.

(g) The Unit Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Holders shall furnish the Unit Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Unit Agent to take such action as the Unit Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Units may be enforced by the Unit Agent without the possession of any of the Units or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Unit Agent shall be brought in its name as Unit Agent, and any recovery of judgment shall be for the ratable benefit of the Holders, as their respective rights or interests may appear.

(h) The Unit Agent and any stockholder, director, officer or employee (“Related Parties”) of the Unit Agent may buy, sell or deal in any of the Units or other securities of the Company or become pecuniarily interested in any transactions in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Unit Agent under this Agreement or such director, officer or employee. Nothing herein shall preclude the Unit Agent or any Related Party from acting in any other capacity for the Company or for any other legal entity including, without limitation, acting as Transfer Agent to the Company or an affiliate thereof.

(i) The Unit Agent shall act hereunder solely as agent, and its duties shall be determined solely by the provisions thereof. The Unit Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own bad faith, gross negligence or willful misconduct. No implied duties or obligations shall be read into this Agreement against the Unit Agent.

(j) The Unit Agent will be protected and will not incur any liability or responsibility to the Company or to any Holder for any action taken, suffered or omitted by it in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

(k) The Unit Agent is hereby authorized to request, and directed to accept, instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, Chief Financial Officer, Treasurer, any Vice President or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it without bad faith, gross negligence or willful misconduct in accordance with instructions of any such officer or officers.

(l) By countersigning Unit Certificates or by any other act hereunder the Unit Agent shall not be deemed to make any representations as to validity or authorization of the Units or the Unit Certificates (except as to its countersignature thereon) or the correctness of the representations of the Company made in any certifications that the Unit Agent receives.

(m) No provision of this Agreement shall require the Unit Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

SECTION 12. Change of Unit Agent. The Unit Agent may resign and be discharged from its duties under this Agreement by giving to the Company 30 days’ notice in writing. The Unit Agent may be removed by like notice to the Unit Agent from the Company. If the Unit Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Unit Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Unit Agent or by any

Holder (who shall with such notice submit his Unit for inspection by the Company), then any Holder or the removed, resigning or incapacitated Unit Agent may apply to any court of competent jurisdiction for the appointment of a successor to the Unit Agent. Pending appointment of a successor to the Unit Agent, either by the Company or by such court, the duties of the Unit Agent shall be carried out by the Company. Any successor unit agent, whether appointed by the Company or such a court, shall be a bank or trust company in good standing, incorporated under the laws of the United States of America or any State thereof or the District of Columbia and having at the time of its appointment as unit agent a combined capital and surplus of at least $50,000,000. After appointment, the successor unit agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Unit Agent without further act or deed; but the former Unit Agent shall deliver and transfer to the successor unit agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for such purpose. Failure to file any notice provided for in this Section 12, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Unit Agent or the appointment of the successor unit agent, as the case may be. In the event of such resignation or removal, the Company or the successor unit agent shall mail by first class mail, postage prepaid, to each Holder, written notice of such removal or resignation and the name and address of such successor unit agent.

SECTION 13. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company, the Unit Agent or any Holder of Units shall bind and inure to the benefit of their respective successors and assigns hereunder.

SECTION 14. Termination. This Agreement shall terminate on the fourth Business Day after the Expiration Date. Notwithstanding the foregoing, this Agreement will terminate on any earlier date upon which all Units have ceased to be outstanding.

SECTION 15. Governing Law. This Agreement and each Unit Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and shall be governed by and construed in accordance with the laws of said State, without regard to the conflict of law rules thereof.

SECTION 16. Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Unit Agent and the registered Holders of the Unit Certificates from time to time any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Unit Agent and the registered Holders of the Unit Certificates.

SECTION 17. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

SECTION 18. Force Majeure. Notwithstanding anything to the contrary contained herein, the Unit Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

SECTION 19. Priorities. In the event of any conflict, discrepancy, or ambiguity between the terms and conditions contained in this Agreement and any schedules or attachments hereto, the terms and conditions contained in this Agreement shall take precedence.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

LOUISIANA-PACIFIC CORPORATION

By:	/s/ Curtis M. Stevens
Name:	Curtis M. Stevens
Title:	Executive Vice President, Administration, and Chief Financial Officer

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

COMPUTERSHARE TRUST COMPANY, N.A.
as Unit Agent

By:	/s/ Dennis V. Moccia
Name:	Dennis V. Moccia
Title:	Managing Director

Exhibit A

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) TO A PERSON WHO IS NOT ONE OF OUR “AFFILIATES” (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) NOR ACTING ON OUR BEHALF AND (a) IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (ii) TO THE COMPANY, OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

EACH UNIT REPRESENTED BY THIS SECURITY CONSISTS OF $1,000 PRINCIPAL AT MATURITY AMOUNT OF 13% SENIOR SECURED NOTES DUE 2017 (THE “NOTES”) AND ONE WARRANT TO PURCHASE 49.0559 SHARES OF COMMON STOCK, PAR VALUE $1 PER SHARE, OF LOUISIANA-PACIFIC CORPORATION (THE “WARRANTS”). THE NOTES AND THE WARRANTS WILL TRADE AS UNITS UNTIL THE EARLIER OF (X) 180 DAYS AFTER THE ISSUE DATE OF THE UNITS AND (Y) SUCH DATE AS BANC OF AMERICA SECURITIES LLC SHALL DETERMINE IN ITS SOLE DISCRETION, AFTER WHICH THE WARRANTS SEPARATE FROM THE NOTES AND WILL BECOME SEPARATELY TRANSFERABLE.

No.              CUSIP # [    ]

FORM OF

UNIT

OF

LOUISIANA-PACIFIC CORPORATION

THIS CERTIFIES THAT [                            ], or its registered assigns, is the registered holder of Units (the “Units”). Each Unit represented by this security consists of $1,000 principal at maturity amount of 13% senior secured notes due 2017 (the “Notes”) and one warrant to purchase 49.0559 shares of common stock, par value $1 per share, of Louisiana-Pacific Corporation (the “Warrants”). The notes and the warrants will trade as Units until the earlier of (x) 180 days after the issue date of the Units and (y) such date as Banc of America Securities LLC shall determine in its sole discretion, after which the Warrants separate from the Notes and will become separately transferable

This Unit Certificate is issued under and in accordance with a Unit Agreement dated as of March 10, 2009 (the “Unit Agreement”), between the Company and Computershare Trust Company, N.A., as Unit Agent, and is subject to the terms and provisions contained in the Unit Agreement, to all of which terms and provisions the Holder of this Unit Certificate consents by acceptance hereof. The Unit Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Unit Agreement for a full statement of the respective rights, limitations of rights, duties and obligations of the Company and the Holders. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Unit Agreement. Reference is made to the Unit Agreement, A copy of the Unit Agreement may be obtained for inspection by the Holder hereof upon written request to the Company at Louisiana-Pacific Corporation, 414 Union St., Suite 2000, Nashville, TN 37219, Attn: Treasurer and General Counsel.

This Unit Certificate shall not be valid unless countersigned by the Unit Agent, as such term is used in the Unit Agreement. Unit Certificates in registered form, or “Certificated Units”, will only be issued if the Depositary Trust Company notifies the Company that (i) it is no longer willing or able to act as a depositary for the Global Securities and the Company is unable to locate a qualified successor within 90 days or (ii) it has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, as amended.

The Company and the Unit Agent may deem and treat Holders of the Unit Certificates as the absolute owners thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes, and neither the Company nor the Unit Agent shall be affected by any notice to the contrary.

Notwithstanding any of the above, to the extent a conflict, ambiguity, defect, omission, mistake or inconsistency exists between this Unit Certificate and the Unit Agreement, the Unit Agreement controls, supercedes and supplements this certificate.

The Units do not entitle any Holder hereof to any of the rights of a stockholder of the Company.

LOUISIANA-PACIFIC CORPORATION

By:
Name:
Title:

By:
Name:
Title:

DATED:
COUNTERSIGNED:

COMPUTERSHARE TRUST COMPANY, N.A., as Unit Agent

By:
Authorized Signature

ASSIGNMENT FORM

To assign this Unit, fill in the form below:

I or we assign and transfer this Unit to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                                                   agent to transfer this Unit on the books of the Company. The agent may substitute another to act for him.

Date:                     ,

Your Signature.

(Sign exactly as your name appears on the face of any Certificated Unit Certificate)

                                (Street Address)

(City)                                                             (State)                                                 (Zip Code)

Signature Guaranteed by:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Date:                     ,

Exhibit B

[GLOBAL UNIT LEGEND]

Any Global Unit countersigned and delivered hereunder shall bear a legend in substantially the following form:

THIS SECURITY IS A GLOBAL UNIT WITHIN THE MEANING OF THE UNIT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE UNIT AGREEMENT, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE UNIT AGREEMENT. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

B(1)-1

Exhibit C

CERTIFICATE TO BE DELIVERED UPON EXCHANGE

OR REGISTRATION OF TRANSFER OF UNITS

Re: Units (the “Units”) of Louisiana-Pacific Corporation.

This Certificate relates to              Units held by                              (the “Transferor”).

The Transferor has requested the Unit Agent by written order to exchange or register the transfer of a Unit or Units.

In connection with such request and in respect of each such Unit, the Transferor hereby certifies that the Transferor is familiar with the Unit Agreement dated as of March 10, 2009, between Louisiana-Pacific Corporation, a Delaware corporation, and Computershare Trust Company, N.A., as unit agent (the “Unit Agreement”), relating to the above captioned Units and the restrictions on transfers thereof as provided in Section 6 of such Unit Agreement, and that the transfer of this Unit does not require registration under the Securities Act of 1933, as amended (the “Act”), because*:

☐ Such Unit is being acquired for the Transferor’s own account, without transfer (in satisfaction of Section 6(a)(y)(A) of the Unit Agreement).

☐ Such Unit is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Act) in reliance on Rule 144A or is being transferred in accordance with Regulation S under the Act.

☐ Such Unit is being transferred in accordance with Rule 144 under the Act.

☐ Such Unit is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Act, other than Rule 144A or Rule 144 or Regulation S under the Act. An opinion of counsel to the effect that such transfer does not require registration under the Act accompanies this Certificate.

[INSERT NAME OF TRANSFEROR]

By:

Date:

*	Check applicable box.

C-1

Exhibit D

[Form of Transferee Letter of Representation

in Connection with Transfers to Institutional Accredited Investors]

Computershare Trust Company, N.A.

250 Royall Street

Canton, MA 02021

Attn: Reorganization Departments

Ladies and Gentlemen:

In connection with our proposed purchase of units (the “Securities”) of Louisiana-Pacific Corporation (the “Company”), we confirm that:

1. We understand that the Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and, unless so registered, may not be offered, sold or otherwise transferred except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date which is one year after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor Securities) (the “Resale Restriction Termination Date”) only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) for so long as the Securities are eligible for resale pursuant to Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer as defined in Rule 144A (a “QIB”) that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional “accredited investor” within the meaning of subparagraph (a)(1), (a)(2), (a)(3) or (a)(7) of Rule 501 under the Securities Act that is acquiring the Securities for its own account or for the account of such an institutional “accredited investor”, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, or (f) pursuant to another available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and to compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the unit agent under the Unit Agreement pursuant to which the Securities were issued (the “Unit Agent”) which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of subparagraph (a)(1), (a)(2), (a)(3) or (a)(7) of Rule 501 under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. The Unit Agent and the Company reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (c), (d), (e) or (f) above to require the delivery of a written opinion of counsel, certifications, and or other information satisfactory to the Company and the Unit Agent.

D-1

2. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (a)(2), (a)(3) or (a)(7) of Regulation D under the Securities Act) purchasing for our own account or for the account of such an institutional “accredited investor”, and we are acquiring the Securities for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment for an indefinite period.

3. We are acquiring the Securities purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion.

4. You and your counsel are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

(Name of Purchaser)

By:

Date:

Upon transfer the Securities would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

D-2

Exhibit E

[Form of Transferee Letter of Representation

in Connection with Transfers Pursuant to Regulation S]

Computershare Trust Company, N.A.

250 Royall Street

Canton, MA 02021

Attn: Reorganization Departments

Ladies and Gentlemen:

In connection with our proposed purchase of unit (the “Securities”) of Louisiana-Pacific Corporation (the “Company”), we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1) The undersigned certifies that it is not a U.S. person, is not acquiring the Securities for the account or benefit of any U.S. person and is not exercising the Securities on behalf of a U.S. person.

(2) The undersigned agrees to resell the Securities only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933 or pursuant to an available exemption from registration.

(3) The undersigned agrees not to engage in hedging transactions with regard to the Securities unless in compliance with the Securities Act.

You and your counsel are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Defined terms used herein without definition have the respective meanings provided in Regulation S under the Securities Act.

Very truly yours,

(Name of Purchaser)

By:

Upon transfer the Securities would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

E-1